As Filed With the Securities and Exchange Commission on October 20, 1997
                                                      Registration No. 333-
                                                                           -----

--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON. D.C. 20549

                                  ------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  ------------------

                             PRINTRAK INTERNATIONAL INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                        33-0070547
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                 1250 NORTH TUSTIN AVENUE, ANAHEIM, CALIFORNIA 92807
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)

                                  ------------------

                             EMPLOYEE STOCK PURCHASE PLAN
                              (FULL TITLES OF THE PLAN)

                                  ------------------

                             Richard M. Giles, President
                             Printrak International Inc.
                 1250 North Tustin Avenue, Anaheim, California 92807
                       (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    (714) 666-2700
            (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                       Copy to:
                                 Bruce Feuchter, Esq.
            Stradling, Yocca, Carlson & Rauth, a Professional Corporation
        660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                    (714) 725-4000

                           CALCULATION OF REGISTRATION FEE



---------------------------------------------------------------------------------------------------------
                                            Proposed Maximum      Proposed Maximum
Title of Securities        Amount To Be      Offering Price      Aggregate Offering         Amount of
 To Be Registered        Registered(1)(2)      Per Share               Price             Registration Fee
---------------------------------------------------------------------------------------------------------
  Common Stock,
$0.0001 par value         250,000 shares          (3)             $  2,257,812 (3)           $  685
---------------------------------------------------------------------------------------------------------



(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provision of the Employee Stock Purchase Plan (the "Purchase Plan") .

(2) 100,000 shares of Common Stock available for issuance under the Purchase Plan were registered on a Registration Statement on Form S-8 on October 9, 1996 (Registration No. 333-13819).

(3) In accordance with Rule 457(h), the aggregate offering price of 250,000 shares of Common Stock registered hereby was estimated using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on October 17, 1997, using a per share price of $9.03 or 85% of $10.625, which price per share is the estimated basis at which the shares will be issued pursuant to the Purchase Plan.

                                  Page 1 of 15 Pages
                               Exhibit Index on Page 4

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-13819) as filed with the Commission on October 9, 1996 are incorporated herein by reference.

ITEM 8.  EXHIBITS.

  Exhibit
  Number      Description
  ------      -----------

   4.1 First Amended Printrak International Inc. Employee Stock Purchase Plan - 1996

   5.1 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

  23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

  23.2        Consent of Deloitte & Touche LLP, independent auditors

  24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 17th day of October, 1997.

                                            PRINTRAK INTERNATIONAL INC.


                                            By:   /s/  RICHARD M. GILES
                                                 --------------------------
                                                 Richard M. Giles
                                                 Chairman of the Board, Chief
                                                 Executive Officer, acting
                                                 Chief Financial Officer and
                                                 President

                                  POWER OF ATTORNEY

    We, the undersigned officers and directors of Printrak International Inc., do hereby constitute and appoint Richard M. Giles and John G. Hardy, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                  TITLE                               DATE
---------                  -----                               ----

/S/ RICHARD M. GILES       Chairman of the Board, Chief        October 17, 1997
-----------------------    Executive Officer, President
Richard M. Giles           and acting Chief Financial
                           Officer  (Principal Executive
                           Officer and Principal
                           Financial Officer)

/s/ JOHN G. HARDY
-----------------------    Divisional President, Chief         October 15, 1997
 JOHN G. HARDY             Operating Officer and Director

/s/ KENNETH W. SIMONDS     Director                            October 17, 1997
-----------------------
Kenneth W. Simonds

/s/ CHARLES L. SMITH       Director                            October 17, 1997
-----------------------
 Charles L. Smith

/s/ BARRY B. WHITE         Vice President and Director         October 17, 1997
-----------------------
Barry B. White

/s/ ALBERT WONG            Director                            October 17, 1997
-----------------------
Albert Wong

                                    EXHIBIT INDEX
Exhibit                                                              Sequential
Number        Description                                           Page Number
-------       -----------                                           -----------

  4.1         First Amended Printrak International Inc. Employee         5
              Stock Purchase Plan - 1996

  5.1         Opinion of Stradling, Yocca, Carlson & Rauth, a           13
              Professional Corporation, Counsel to the Registrant.

 23.1         Consent of Stradling, Yocca, Carlson & Rauth, a           ---
              Professional Corporation (included in the Opinion filed as Exhibit 5.1).

 23.2         Consent of Deloitte & Touche LLP, independent             14
              auditors

 24.1         Power of Attorney (included on signature page to the      ---
              Registration Statement at page S-1).